Exhibit 4.7

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. NEITHER SUCH WARRANTS NOR SUCH SECURITIES MAY BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION, EXCEPT UPON DELIVERY TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

                             MONSTERDAATA.COM, INC.

                           Warrant for the Purchase of
                             Shares of Common Stock

No.  [   ]-L                                                      [     ] Shares

            FOR VALUE RECEIVED, MONSTERDAATA.COM, INC., a Delaware corporation (the "Company"), hereby certifies that Steven Bergman, his designee or his permitted assigns (the "Holder"), is entitled to purchase from the Company, up to [ ] fully paid and non-assessable shares ("Warrant Shares") of common stock, $.01 par value per share, of the Company (the "Common Stock"). This Warrant may be exercised by the Holder in whole at any time, or in part from time to time, on or after [ ], 2000 and prior to 5:00 P.M., Eastern Standard Time, on the Expiration Date (as defined below). This Warrant entitles the Holder to purchase from the Company the number of fully-paid and non-assessable shares set forth above at the exercise price (the "Exercise Price"), payable in lawful money of the United States of America, of $4.25 per share; provided, however, that if the Company fails to satisfy its obligations with regard to the registration statement referenced in Section 7 of the Purchase Agreement, dated as of [ ], 2000 between the Company and the original Holder relating to certain shares of Preferred Stock of the Company (the "PSPA"), the Exercise Price shall be reduced in accordance with the applicable terms of Section 7 of the PSPA (which terms are deemed to be incorporated herein by reference). The Expiration Date shall be the date of the fifth anniversary of the issuance of this Warrant ([ ], 2005).

            1. Exercise of Warrant. (a) This Warrant may be exercised by the surrender of this Warrant (with the subscription form at the end hereof duly executed):

            (i) at the address set forth in Section 8(a) hereof, together with proper payment of the Exercise Price, or the proportionate part thereof if this Warrant is exercised in part, with payment for the Warrant Shares made by certified or official bank check payable to the order of the Company.

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            (ii) by the surrender of this Warrant (with the cashless exercise form attached hereto duly executed) (a "Cashless Exercise") at the address set forth in Section 8(a) hereof. Such presentation and surrender shall be deemed a waiver of the Holder's obligation to pay the aggregate Exercise Price, or the proportionate part thereof if this Warrant is exercised in part. In the event of a Cashless Exercise, the Holder shall exchange its Warrant Certificate for that number of shares of Common Stock determined by multiplying the number of Common Shares subject to such Cashless Exercise by a fraction, the numerator of which shall be the difference between the then current market price per share of the Common Stock and the per share Exercise Price, and the denominator of which shall be the then current market price per share of the Common Stock. For purposes of any computation under this Section, the then current market price per share of Common Stock at any date (the "Market Price") shall be deemed to be last sale price of the Common Stock on the business day prior to the date of the Cashless Exercise or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices of the Common Stock on such day, in either case as reported on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "OTCBB"), or other similar organization if the OTCBB is no longer reporting such information, or if not so available, the fair market price of the Common Stock as determined by the Board of Directors.

            (b) If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock and the Holder shall be entitled to receive a new Warrant covering the Warrant Shares that have not been exercised and setting forth the proportionate part of the Exercise Price applicable to such Warrant Shares.

            (c) Upon surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and
(ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

            2. Reservation of Warrant Shares. The Company agrees that, prior to the expiration of this Warrant, (i) the Company shall at all times have authorized and in reserve, and shall keep available, solely for issuance and delivery upon the exercise of this Warrant, the shares of Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer, other than under Federal or state securities laws, and free and clear of all preemptive rights and rights of first refusal.

            3. Anti-Dilution Provisions. (a) If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall pay a dividend or make


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

a distribution on its capital stock in shares of Common Stock or split, subdivide or combine the securities as to which purchase rights under this Warrant exist into a different number of securities of the same class (an "Adjustment Event"), then provision shall be made so that (i) the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination, and (ii) the number of securities issuable upon exercise of this Warrant shall be increased or decreased, as the case may be, to the number determined by dividing
(x) the product of the number of shares issuable upon the exercise of this Warrant immediately prior to the Adjustment Event and the Exercise Price in effect immediately prior to the Adjustment Event by (y) the Exercise Price in effect immediately after the Adjustment Event.

            (b) In the case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in the case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this paragraph 3(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

            (c) Whenever the Exercise Price is adjusted as provided in this
Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly mail to the Holders of the warrants a certificate of the Company's chief financial officer setting forth the Exercise Price and the number of Common Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same, and, at the request of the Holder of any Warrant, obtain, at the Company's expense, a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the


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

regular auditors of the Company) to such effect and cause of such certificate to be mailed to the Holders of the Warrants.

            (d) In case any event shall occur as to which the other provisions of this Section 3 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof then, in each such case, the Holders of Warrants representing the right to purchase a majority of the Common Shares subject to all outstanding Warrants may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of this Warrant and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by such Holders.

            (e) No adjustments in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 per share of Common Stock. All calculations under this Section 3 shall be made to the nearest cent or to the nearest share, as the case may be. Anything in this
Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those required by this
Section 3 as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

            4. Fully Paid Stock. The shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall at the time of such delivery, be duly authorized, validly issued and outstanding, fully paid and nonassessable.

            5. Investment Intent; Limited Transferability. (a) The Holder represents, by accepting this Warrant, that it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.

            (b) The Holder, by its acceptance of this Warrant, represents to the Company that (i) it is acquiring this Warrant and will acquire any securities obtainable upon exercise of this Warrant for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act, (ii) it has such sophistication,


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

knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Company, (iii) it has the ability to bear the economic risks of its investment for an indefinite period of time and could afford a complete loss of its investment and (iv) it had and will continue to have access to information, and the opportunity, prior to the acquisition of the Warrant Shares and this Warrant, to ask questions of and receive answers from representatives of the Company, in each case concerning the finances, operations and business of the Company.

            (c) The Holder agrees that this Warrant and any such securities will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Securities Act and any applicable state securities laws or (ii) such sale or transfer is made pursuant to one or more exemptions from the Securities Act.

            (d) This Warrant may not be sold, transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Act and the applicable state securities "blue sky" laws, and is so transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the holder thereof shall be identical to those of the Holder.

            (e) The Holder has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Warrants or the exercise of the Warrants and (ii) the opportunity to request such additional information which the Company possesses or can acquire without unreasonable effort or expense.

            (f) The Holder did not (i) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available or (ii) attend any seminar, meeting or investor or other conference whose attendees were, to such Holder's knowledge, invited by any general solicitation or general advertising.

            (g) The Holder is an "accredited investor" within the meaning of Regulation D under the Act. Such Holder is acquiring the Warrants for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the registration requirements of the Securities Exchange Act of 1934.

            (h) Either by reason of such Holder's business or financial experience or the business or financial experience of its professional advisors (who are unaffiliated with and who are not compensated by the Company or any affiliate, finder or selling agent of the Company, directly or indirectly), such Holder has the capacity to protect such Holder's interests in connection with the transactions contemplated by this Warrant.


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

            6. Warrant Holder Not Shareholder. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

            7. Modification. This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by the Holder and the Company. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of such party of a provision of this Agreement.

            8. Communication. No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

            (a) the Company at 115 Stevens Avenue, Valhalla, NY 10595,
Attention: President or other address as the Company has designated in writing to the Holder; or

            (b) the Holder at [                                  ] or other such
address as the Holder has designated in writing to the Company.

            9. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

            10. Applicable Law. This Warrant shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof.

            11. Assignability. The Holder shall not assign this Warrant at any time, without the written consent of the Company, to any other party.


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

               IN WITNESS WHEREOF, the Company has caused this Warrant to be
signed by its President and Chief Executive Officer this [ ] day of [   ], 2000.


                                    MONSTERDAATA.COM, INC.


                                    By:   _____________________________
                                          Mitchell Deutsch
                                          President and Chief Executive Officer


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

SUBSCRIPTION

            The undersigned, _______________________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase _________________ shares of the Common Stock, par value $.01 per share, of MonsterDaata.com, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.


Dated:_______________                     Signature:  _____________________

                                          Address:    _____________________

                                                      _____________________

                                                      _____________________

                                CASHLESS EXERCISE

            The undersigned Holder, pursuant to the provisions of the foregoing Warrant, hereby irrevocably elects to exchange its Warrants for _________ shares of Common Stock of MonsterDaata.com, Inc. pursuant to the Cashless Exercise provisions of said Warrant.


Dated:_______________                     Signature:  _____________________

                                          Address:    _____________________

                                                      _____________________

                                                      _____________________